Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-204313, 333-197025, 333-167818, 333-140950, 333-122881, 333-113149, 333-103510, 333-70948, 333-33336, 333-04615) of Healthways, Inc. of our report dated March 4, 2016 relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
 March 4, 2016